City: MOORESVILLE, NC

BB&T SECURITY AGREEMENT

This Security Agreement ("Security Agreement"), is made July 11, 2006, between RILEY TECHNOLOGIES LLC

("Debtor"), and Branch Banking and Trust Company, a North Carolina banking corporation ("Secured Party").

This Security Agreement is entered into in connection with (check applicable items):

- ☐ (i) a Loan Agreement ("Loan Agreement") dated on or before the date of this Security Agreement under which the Secured Party has agreed to make a loan(s) and/or establish a line(s) of credit;
- ☒ (ii) a promissory note dated 07/11/2006 (including all extensions, renewals, modifications and substitutions thereof, the "Note") of the Debtor or of RILEY TECHNOLOGIES LLC (the "Borrower"), in the principal amount of $ 600,000.00;
- ☒ (iii) a guaranty agreement or agreements (whether one or more, the "Guaranty") executed by the guarantors named therein (whether one or more, the "Guarantors") dated on or about the same date as this Security Agreement;
- ☐ (iv) a control agreement covering the Debtor's, Borrower's, or any Guarantor's Deposit Account(s), Investment Property, Letter-of-Credit Rights, or Electronic Chattel Paper dated on or about the same date as this Security Agreement executed by the Debtor, the Borrower, and any such Guarantor;
- ☐ (v) the sale by Debtor and purchase by Secured Party of Accounts, Chattel Paper, Payment Intangibles and/or Promissory Notes; and/or
- ☐ (vi) ______

Secured Party and Debtor agree as follows:

I. DEFINITIONS.

1.1 **Collateral.** Unless specific items of personal property are described below, the Collateral shall consist of all now owned and hereafter acquired and wherever located personal property of Debtor identified below, each capitalized term as defined in Article 9 of the North Carolina Uniform Commercial Code ("UCC")(check applicable items):

☒ (i) Accounts, including all contract rights and health-care-insurance receivables;
☐ (i-a) The Account(s), contract right(s) and/or Health-Care-Insurance Receivables specifically described as follows:

______

☒ (ii) Inventory, including all returned inventory;
☐ (ii-a) The inventory specifically described as follows:

______

☒ (iii) Equipment, including all Accessions thereto, and all manufacturer's warranties, parts and tools therefor;
☐ (iii-a) The Equipment, including all Accessions thereto, all manufacturer's warranties therefor, and all parts and tools therefor, specifically described as follows:

______

☐ (iv) Investment Property, including the following certificated securities and/or securities account(s) specifically described as follows:

______

☐ (v) Instruments, including all promissory notes and certificated certificates of deposit specifically described as follows:

______

☐ (vi) Deposit Accounts with Secured Party specifically described below (list account number(s)):
☐ (vi-a) The Deposit Accounts with other financial institutions specifically described as follows (list financial institution and account numbers):

______

☐ (vii) Chattel Paper (whether tangible or electronic);
☐ (vii-a) The Chattel Paper specifically described as follows:

______

☐ (viii) Goods, including all Fixtures and timber to be cut, located or situated on the real property specifically described as follows (list legal description as shown on deed including county and state):

______

☐ (ix) Farm Products, including all crops grown, growing or to be grown, livestock (born and unborn), supplies used or produced in a farming operation, and products of crops and livestock;

☐ (ix-a) The Farm Products specifically described as follows:

☐ (x) As-Extracted Collateral from the following location(s) (list legal description including county and state):

☐ (xi) The Letter-of-Credit Rights under the following letter(s) of credit (list issuer, number and amount):

☐ (xii) Documents of Title, including all warehouse receipts and bills of lading specifically described as follows:

☐ (xiii) Commercial Tort Claim(s) more specifically described as follows:

☐ (xiv) Money, including currency and/or rare coins delivered to and in possession of the Secured Party specifically described as follows:

☐ (xv) Software specifically described as follows:

☐ (xvi) Manufactured Home(s):

Model	Year	Serial Number 1	Doublewide Serial Number 2
1.			
2.			

☐ (xvi) Vehicles, including recreational vehicles and watercraft described below:

New/Used	Year/Make	Model/Body Type	VIN Number/Serial Number
1.			
2.			
3.			
4.			
5.			
6.			

☒ (xviii) General Intangibles, including all Payment Intangibles, copyrights, trademarks, patents, tradenames, tax refunds, company records (paper and electronic), rights under equipment leases, warranties, software licenses, and the following, if any:

☒ (xix) Supporting Obligations;

☒ (xx) to the extent not listed above as original collateral, all proceeds (cash and non-cash) and products of the foregoing.

☐ See Schedule "A" to Security Agreement.

1.2 **Obligations.** This Security Agreement secures the following (collectively, the "Obligations"):

(i) Debtor's or Borrower's obligations under the Note, the Loan Agreement, and this Security Agreement, and in addition to the foregoing obligations, if the Debtor is a Guarantor, its obligations under its Guaranty;

(ii) all of Debtor's or Borrower's present and future indebtedness and obligations to Secured Party;

(iii) the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral, and (b) any other expenditures that Secured Party may make under the provisions of this Security Agreement or for the benefit of Debtor or Borrower;

(iv) all amounts owed under any modifications, renewals, extensions or substitutions of any of the foregoing obligations;

(v) all Default Costs, as defined in Paragraph VIII of this Security Agreement; and

(vi) any of the foregoing that may arise after the filing of a petition by or against Debtor or Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

1.3 UCC. Any term used in the UCC and not otherwise defined in this Security Agreement has the meaning given to the term in the UCC.

II. GRANT OF SECURITY INTEREST.

Debtor grants a security interest in the Collateral to Secured Party to secure the payment and performance of the Obligations.

III. PERFECTION OF SECURITY INTERESTS.

3.1 Filing of Security Interests.

(i) Debtor authorizes Secured Party to execute on the Debtor's behalf and file any financing statement (the "Financing Statement") describing the Collateral in any location deemed necessary and appropriate by Secured Party.

(ii) Debtor authorizes Secured Party to file a Financing Statement describing any agricultural liens or other statutory liens held by Secured Party.

(iii) Secured Party shall receive prior to the closing an official report from the Secretary of State of each Place of Business and the Debtor State, each as defined below, collectively (the "Filing Reports") indicating that Secured Party's security interest is prior to all other security interests or other interests reflected in the report.

3.2 Possession.

(i) Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where Secured Party chooses to perfect its security interest by possession in addition to the filing of a Financing Statement.

(ii) Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

3.3 Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral consisting of (check appropriate items):

- ☐ Deposit Accounts (for deposit accounts at other financial institutions);
- ☐ Investment Property for securities accounts, mutual funds and other uncertificated securities;
- ☐ Letter-of-credit rights; and/or
- ☐ Electronic chattel paper.

3.4 Marking of Chattel Paper. If Chattel Paper is part of the Collateral, Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

IV. POST-CLOSING COVENANTS AND RIGHTS CONCERNING THE COLLATERAL.

4.1 **Inspection.** The parties to this Security Agreement may inspect any Collateral in the other party's possession, at any time upon reasonable notice.

4.2 **Personal Property.** Except for items specifically identified by Debtor and Secured Party as Fixtures, the Collateral shall remain personal property at all times; and Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

4.3 **Secured Party's Collection Rights.** Secured Party shall have the right at any time to enforce Debtor's rights against any account debtors and obligors.

4.4 **Limitations on Obligations Concerning Maintenance of Collateral.**

(i) **Risk of Loss.** Debtor has the risk of loss of the Collateral.

(ii) **No Collection Obligation.** Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

4.5 **No Disposition of Collateral.** Secured Party does not authorize, and Debtor agrees not to:

(i) make any sales or leases of any of the Collateral;

(ii) license any of the Collateral; or

(iii) grant any other security interest in any of the Collateral.

4.6 **Purchase Money Security Interests.** To the extent Debtor uses the Loan to purchase Collateral, Debtor's repayment of the Loan shall apply on a "first-in-first-out" basis so that the portion of the Loan used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

4.7 **Insurance.** Debtor shall obtain and keep in force such insurance on the Collateral as is normal and customary in the Debtor's business or as the Secured Party may require, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such insurance companies as the Secured Party may approve. All policies of insurance will contain the long-form Lender's Loss Payable clause in favor of the Secured Party, and the Debtor shall deliver the policies or complete copies thereof to the Secured Party. Such policies shall be noncancellable except upon thirty (30) days' prior written notice to the Secured Party. The proceeds of all such insurance, if any loss should occur, may be applied by the Secured Party to the payment of the Obligations or to the replacement of any of the Collateral damaged or destroyed, as the Secured Party may elect or direct in its sole discretion. The Debtor hereby appoints (which appointment constitutes a power coupled with an interest and is irrevocable as long as any of the Obligations remain outstanding) Secured Party as its lawful attorney-in-fact with full authority to make, adjust, settle claims under and/or cancel such insurance and to endorse the Debtor's name on any instruments or drafts issued by or upon any insurance companies.

V. DEBTORS REPRESENTATIONS AND WARRANTIES.

Debtor represents and warrants to Secured Party:

5.1 **Title to and transfer of Collateral.** It has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Security Agreement.

5.2 **Location of Collateral.** All collateral consisting of goods (equipment, inventory, fixtures, crops, unborn young of animals, timber to be cut, manufactured homes; and other tangible, movable personal property) is located solely in the following States (the "Collateral States"): IN ______________________

5.3 **Location, State of Incorporation and Name of Debtor.** Debtor's:

(i) chief executive office (if Debtor has more than one place of business), place of business (if Debtor has one place of business), or principal residence (if Debtor is an individual), is located in the following State and address (the "Place of Business"): ______________________
1200 NORTH MAIN ST
[illegible]

(ii) state of incorporation or organization is ____ INDIANA ____ (the "Debtor State").

(iii) exact legal name is as set forth in the first paragraph of this Security Agreement.

5.4 **Business or Agricultural Purpose.** None of the Obligations is a Consumer Transaction, as defined in the UCC and none of the Collateral has been or will be purchased or held primarily for personal, family or household purposes.

VI. DEBTORS COVENANTS.

Until the Obligations are paid in full, Debtor agrees that it will:

6.1 preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

6.2 not change the Debtor State of its registered organization;

6.3 not change its registered name without providing Secured Party with 30 days' prior written notice; and

6.4 not change the state of its Place of Business or, if Debtor is an individual, change his state of residence without providing Secured Party with 30 days' prior written notice.

VII. EVENTS OF DEFAULT.

The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default:

7.1 Any default or Event of Default by Borrower or Debtor under the Note, Loan Agreement, any of the other loan documents, and Guaranty or any of the other Obligations;

7.2 Debtor's failure to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Security Agreement, the Note, the Loan Agreement, or in any other document relating to the Obligations;

7.3 Transfer or disposition of any of the Collateral, except as expressly permitted by this Security Agreement;

7.4 Attachment, execution or levy on any of the Collateral;

7.5 Debtor voluntarily or involuntarily becoming subject to any proceeding under (a) the Bankruptcy Code or (b) any similar remedy under state statutory or common law;

7.6 Debtor shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, where noncompliance may have any significant effect on the Collateral; or

7.7 Secured Party shall receive at any time following the closing a UCC filing report indicating that Secured Party's security interest is not prior to all other security interests or other interests reflected in the report.

VIII. DEFAULT COSTS.

8.1 Should an Event of Default occur, Debtor will pay to Secured Party all costs incurred by the Secured Party for the purpose of enforcing its rights hereunder, including:

(i) costs of foreclosure;

(ii) costs of obtaining money damages; and

(iii) a reasonable fee for the service of attorneys employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including without limitation consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

IX. REMEDIES UPON DEFAULT.

9.1 **General.** Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

9.2 **Concurrent Remedies.** Upon any Event of Default, Secured Party shall have the right to pursue any of the following remedies separately, successively or concurrently:

(i) File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law or at equity, including levy of attachment and garnishment.

(ii) Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party's demand, Debtor will assemble and make the Collateral available to Secured Party as it directs. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.

(iii) Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

X. FORECLOSURE PROCEDURES.

10.1 **No Waiver.** No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

10.2 **Notices.** Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

10.3 **Condition of Collateral.** Secured Party has no obligation to repair, clean-up or otherwise prepare the Collateral for sale.

10.4 **No Obligation to Pursue Others.** Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party's rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

10.5 **Compliance With Other Laws.** Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.6 **Warranties.** Secured Party may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.7 **Sales on Credit.** If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale as and when received, less expenses.

10.8 **Purchases by Secured Party.** In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtor.

10.9 **No Marshalling.** Secured Party have no obligation to marshal any assets in favor of Debtor, or against or in payment of:

(i) the Note,

(ii) any of the other Obligations, or

(iii) any other obligation owed to Secured Party, Borrower or any other person.

XI. MISCELLANEOUS.

11.1 **Assignment.**

(i) **Binds Assignees.** This Security Agreement shall bind and shall inure to the benefit of the successors and assigns of Secured Party, and shall bind all heirs, personal representatives, executors, administrators, successors and permitted assigns of Debtor.

(ii) **No Assignments by Debtor.** Secured Party does not consent to any assignment by Debtor except as expressly provided in this Security Agreement.

(iii) **Secured Party Assignments.** Secured Party may assign its rights and interests under this Security Agreement. If an assignment is made, Debtor shall render performance under this Security Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses or set-offs which Debtor could assert against Secured Party except defenses which cannot be waived.

11.2 **Severability.** Should any provision of this Security Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Security Agreement.

11.3 **Notices.** Any notices required by this Security Agreement shall be deemed to be delivered when a record has been (a) deposited in any United States postal box if postage is prepaid, and the notice properly addressed to the intended recipient, (b) received by telecopy, (c) received through the Internet, and (d) when personally delivered.

11.4 **Headings.** Section headings used in this Security Agreement are for convenience only. They are not a part of this Security Agreement and shall not be used in construing it.

11.5 **Governing Law.** This Security Agreement is being executed and delivered and is intended to be performed in the State of North Carolina and shall be construed and enforced in accordance with the laws of the State of North Carolina, except to the extent that the UCC provides for the application of the law of the Debtor State.

11.6 **Rules of Construction.**

(i) No reference to "proceeds" in this Security Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Debtor except in the ordinary course of business.

(ii) "Includes" and "including" are not limiting.

(iii) "Or" is not exclusive.

(iv) "All" includes "any" and "any" includes "all."

11.7 **Integration and Modifications.**

(i) This Security Agreement is the entire agreement of the Debtor and Secured Party concerning its subject matter.

(ii) Any modification to this Security Agreement must be made in writing and signed by the party adversely affected.

11.8 **Waiver.** Any party to this Security Agreement may waive the enforcement of any provision to the extent the provision is for its benefit.

11.9 **Further Assurances.** Debtor agrees to execute any further documents, and to take any further actions, reasonably requested by Secured Party to evidence or perfect the security interest granted herein or to effectuate the rights granted to Secured Party herein.

SIGNATURES ON THE FOLLOWING PAGE

The parties have signed this Security Agreement under seal as of the day and year first above written.

If Debtor is a Corporation:

WITNESS:

_______________________________ NAME OF CORPORATION

_______________________________ By: _______________________ (SEAL)

Title: _______________________

_______________________________ By: _______________________ (SEAL)

Title: _______________________

If Debtor is a Partnership, Limited Liability Company, Limited Liability Partnership or Limited Liability Limited Partnership:

WITNESS:

RILEY TECHNOLOGIES LLC
NAME OF PARTNERSHIP, LLC, LLP OR LLLP

_______________________________ By: _______________________ (SEAL)
GENERAL PARTNER OR MANAGER

_______________________________ By: _______________________ (SEAL)
GENERAL PARTNER OR MANAGER

_______________________________ By: _______________________ (SEAL)
GENERAL PARTNER OR MANAGER

If Debtor is an Individual:

WITNESS:

TYPE NAME OF DEBTOR

_______________________________ _______________________ (SEAL)

TYPE NAME OF DEBTOR

_______________________________ _______________________ (SEAL)

BB&T

SCHEDULE "DD" TO BB&T LOAN AGREEMENT

This Schedule "DD" is an attachment to and a part of the Loan Agreement (the "Loan Agreement") dated July 11, 2006, between Branch Banking and Trust Company ("Bank") and Riley Technologies LLC ("Borrower").

DD.01. Definitions. In addition to the words and terms defined elsewhere in this Schedule DD, the Loan Agreement and the Uniform Commercial Code of Indiana, as amended from time to time, (the "UCC") the following terms shall have the following specified meanings:

(a) Account Debtor. Any Person obligated to Borrower on an Account.

(b) Account(s). Any right to payment of a monetary obligation, whether or not earned by performance, including without limitation any receivable, contract right, note, draft, instrument, acceptance, chattel paper, lease, or other writing or open account resulting from the sale, lease, license, assignment or other disposal of property by Borrower, or from services rendered or to be rendered by Borrower.

(c) Advance Rate. The percentage of the total value of Eligible Accounts, Eligible Inventory, or Other Collateral Bank will lend to Borrower, as set forth in Section DD.02.

(d) Asset Based Lending Credit Line Sweep Service Agreement Attachment. That agreement between Bank and Borrower whereby Borrower agrees that all remittances in payment of Accounts shall be deposited in its designated Operating Account and shall be administered and applied in accordance with the ABL Credit Line Sweep Services Agreement Attachment. This agreement is to be read in conjunction with, and is a part of, the Treasury Services Agreement and the Loan Agreement and this Schedule DD.

(e) Asset Based Sweep Services Attachment. That agreement between Bank and Borrower whereby Borrower agrees that all remittances in payment of Accounts which are deposited to the Collateral Reserve Account will be applied to the outstanding Line of Credit, as well as other provisions of the Loan Documents. This agreement is to be read in conjunction with, and is a part of, the Treasury Services Agreement, the Loan Agreement, and this Schedule DD.

(f) Availability. The lesser of the Bank's Line of Credit or Collateral Loan Value reduced by (i) the principal balance outstanding under the Line of Credit, (ii) the Letter of Credit Exposure Reserve, and (iii) the Availability Reserve as determined by Bank from the most recent Loan Base Report and otherwise in the sole discretion of the Bank after consideration of Collections.

(g) Availability Reserve. A reserve against Availability determined by Bank in its sole discretion from time to time to reflect events, conditions, contingencies or risks or other items of Bank which without limitation do or may affect the Collateral Loan Value, the business prospects of Borrower or any Account Debtor, or the security interest of Bank, including enforceability, perfection and the priority thereof.

(h) Bill and Hold. An Account generated by the sale of goods for which an invoice has been issued to the buyer, but the goods represented by such Account remain undelivered to the buyer and/or under the control of Borrower or Borrower's representative.

(i) Collateral. Collateral shall mean the assets and property described in the Security Agreement including, without limitation, Borrower's Accounts, Inventory and Other Collateral.

(j) Collections. Collections shall be deemed to include Proceeds of Collateral, in any form received by Bank pursuant to a Lockbox Agreement, or deposited in a Collateral Reserve Account or an Operating Account or other account maintained with Bank, or any other account maintained for the benefit of the Bank, such as a blocked account, which Collections shall be the exclusive and sole property of Bank to the extent applied to the outstanding balance of the Line of Credit.

(k) Collateral Loan Value. The aggregate value of the Advance Rate as applied to the Eligible Accounts, the Advance Rate as applied to the Eligible Inventory and the Advance Rate applied to the value of Other Collateral, if any.

(l) Collateral Reserve Account. The demand deposit account maintained with Bank by Borrower into which all proceeds of the Collateral shall be deposited and to which only Bank will have access. On the date hereof, the Collateral Reserve Account number is n/a.

(m) Contra Account. An Account subject to offset, in the sole discretion of Bank, by an Account Debtor of Borrower.

(n) Cross Aging Rule. Should any Account due Borrower from an Account Debtor have 50% or more of their total aggregate Accounts aged in excess of the Eligibility Period, then all Accounts from such Account Debtor shall be deemed ineligible.

(o) Eligible Account and/or Eligible Inventory. An Eligible Account is an Account which is not an Ineligible Account, as defined in Section DD.03 hereof; and Eligible Inventory is Inventory which is not Ineligible Inventory, as defined in Section DD.04 hereof.

(p) Eligibility Period. The Eligibility Period for any Account shall mean not more than 90 days from the original invoice date.

(q) Exam. Exam means those examinations on the premises of Borrower or wherever books, records, or Collateral are located, however maintained, including but not limited to the inspection of Inventory, and standard testing of such books and records by Bank's representatives, at any time during normal business hours of Borrower, with or without prior notice to Borrower from Bank, as provided in Section DD.06(b).

(r) Fees. Those fees which Borrower will pay to Bank in conjunction with Bank's asset based lending services as set forth in Section DD.07 hereof, or any other fees associated with the Line of Credit, whether or not actual loan obligations exist, while the Loan Agreement is in force.

(s) Foreign Accounts. Any Account due from any Person located outside the fifty states comprising the United States of America and the District of Columbia.

(t) Ineligible Accounts and/or Ineligible Inventory. Shall have the meanings given in Sections DD.03 and DD.04 hereof.

(u) Inter-Company Account. Any Account from any Account Debtor with Borrower in any manner including, without limitation, as owner, member, partner, shareholder, officer, director, employee, agent, or which is an affiliate of Borrower.

(v) Inventory. Goods which are leased or held by Borrower for sale or lease as lessor or furnished under a contract of service, and shall include goods, finished goods, raw materials, work-in-process, and materials to be used and/or consumed in a business.

(w) Inventory Cap. The maximum loan amount Bank may lend against the Eligible Inventory, as set forth in Section DD.02 (b).

(x) Letter of Credit. Any Letter of Credit issued by Bank on behalf of Borrower, as Applicant; provided, however, inclusion of this definition shall not imply, or be construed as, a commitment by Bank to issue any Letters of Credit.

(y) Letter of Credit Exposure Reserve. At any given date, the aggregate face amount of outstanding Letters of Credit on such date plus the aggregate amount of drafts drawn under or purporting to be drawn under Letters of Credit that have been paid by Bank and for which Bank has not been reimbursed.

(z) Line of Credit. The amount of the Line of Credit approved by Bank and set forth in the Loan Agreement.

(aa) Loan Base Report. That report on Bank's standard form, or in a form otherwise acceptable to Bank, to be prepared, signed, dated and delivered by Borrower in accordance with Bank's instructions, and submitted to Bank by Borrower at specified intervals and/or occasions, and detailing pertinent information as regards Accounts and/or Inventory and/or Other Collateral, Reserves, Collateral Loan Value, outstanding Line of Credit balance, and Availability.

(bb) Lockbox Agreement. That agreement on Bank's standard form, or in a form otherwise acceptable to Bank, to be executed by Borrower relating to the provision for lockbox services and requirements.

(cc) Operating Account. Operating Account shall mean the Borrower's demand deposit account at any time with Bank, currently account number n/a.

(dd) Other Collateral. Collateral that shall be included in Collateral Loan Value, other than Accounts or Inventory, as specifically approved and determined by Bank in its sole discretion.

(ee) Person. Any individual, corporation, general or limited partnership, limited liability company or partnership, limited liability limited partnership, trust, unincorporated organization, association, joint venture, or a state or federal government agency or political subdivision thereof.

(ff) Proceeds. Proceeds shall have the meaning given to it under the UCC and shall include without limitation the collections and distributions of Collateral, cash or non-cash.

(gg) Reserves. Aggregate deductions from the Collateral Loan Value and/or Availability as determined by Bank from time to time, including, but not limited to, Letter of Credit Exposure Reserve and the Availability Reserve.

DD.02. **Advance Rates/Advances/ Prepayment.**

Bank agrees that the Advance Rates to be used to calculate the Collateral Loan Value shall be:

(a) 75% against the Eligible Accounts.

(b) Against the Eligible Inventory as follows:

40%	Finished Inventory
40%	Raw Materials Inventory
0%	Work in Process Inventory
0%	Other Inventory

Inventory values will not exceed the lower of cost or market and, if applicable, will be reduced by the LIFO reserve. The aggregate loan advances against Eligible Inventory shall not exceed at any time $n/a (the "Inventory Cap").

(c) Other Collateral shall be included in the Collateral Loan Value as approved by Bank from time to time, together with an Advance Rate determined by Bank from time to time.

Bank reserves the right, upon notice, in its sole discretion, to amend the Eligibility Period or Reserves at any time; and, the Loan Base Report, upon receipt by Bank, shall be subject to Bank's satisfactory review, acceptance or correction.

Bank agrees to (i) make advances under the Line of Credit automatically, without any request by Borrower upon the presentment of items drawn against Borrower's operating account, provided the Availability, as shown upon a current acceptable Loan Base Report as required herein and otherwise determined by Bank in its sole discretion after consideration of Collections, is sufficient to cover such advances, or (ii) fund the operating account based on request(s) for advances from Borrower orally or in writing provided the Availability is sufficient to cover such advances. Borrower shall submit a completed Loan Base Report to Bank herein and otherwise determined by Bank in its sole discretion after consideration of Collections, as required, so long as the Line of Credit shall exist, regardless of the outstanding balance thereof. It is further provided that Borrower releases Bank from any liability or obligation for and agrees to indemnify and hold Bank harmless from and against any loss, cost, damage or expense (including Bank's reasonable attorneys' fees) incurred or suffered as a result of the payment by Bank of any item drawn against Borrower's checking account that is subsequently determined to have been improperly paid for any reason, except for the gross negligence or willful misconduct of Bank. Bank also reserves the right, upon notice, in its sole discretion, to discontinue the automatic payment of items presented to Bank, and to require written or oral advance requests to be made by Borrower.

Bank is authorized (without any further request from Borrower) to advance on behalf of Borrower as a Loan all sums required to be paid by Borrower to Bank in respect of any Letter of Credit pursuant to the terms of the Application for Letter of Credit (including all fees associated therewith), but Bank shall have no obligation to make such a Loan.

Bank may debit the amount of any payment due under the Loan Agreement and this Schedule DD from the Operating Account, any deposit account or loan account of Borrower maintained with Bank, but Bank shall have no obligation to do so.

If the principal balance of the Line of Credit exceeds the lesser of the Line of Credit or the Collateral Loan Value reduced by the Reserves, Borrower shall immediately prepay the Line of Credit to the extent necessary to reduce such excess; and, should at any time the principal balance of the Line of Credit exceed the approved amount of the Line of Credit, Borrower shall immediately pay such excess to Bank.

DD.03. **Ineligible Accounts.**

Ineligible Accounts shall include the following:

(a) The amount of any Account outside of the Eligibility Period.

(b) Any Account which is a Contra Account.

(c) Any Account subject to the Cross Aging Rule.

(d) Any Inter-Company Account.

(e) Any Foreign Account.

(f) Any Account representing a Bill and Hold or similar arrangement.

(g) Any Account due from any branch, agency, or political subdivision of the State or Federal Government, including without limitation, any municipality, county, or board for which the proper Assignment of Claims form, governmental consents,

approvals, or Notice of Assignment form have not been fully executed or warrant issued for payment thereof, unless otherwise expressly approved by Bank in writing.

(h) Any Account due from any government agency which, by contract, precludes and/or prohibits the assignment of such Account.

(i) Any Account which, at the discretion of Bank, is deemed doubtful for collection for any reason, including but not limited to, those involving disputes, returns, credit worthiness, legal proceedings, whether in process, pending or threatened, conditional payments, is not free of all liens, encumbrances, charges, rights and interest except those in favor of Bank; or represent deposits or progress billings, or are not payable in U.S. Dollars.

(j) That portion of Accounts due from an Account Debtor which is in excess of n/a percent (n/a%) of Borrower's aggregate dollar amount of all outstanding Accounts.

(k) That portion of Accounts which represent a net credit balance after excluding Account amounts within the Eligibility Period.

(l) Any Chattel Paper unless expressly made an Eligible Account in writing by Bank.

Bank reserves the right, upon notice, in its sole discretion, to amend the terms of the Ineligible Accounts at any time.

DD.04. **Ineligible Inventory.**

Ineligible Inventory shall include the following:

(a) Inventory not legally owned by Borrower, including but not be limited to, goods on consignment from any supplier, vendor, and/or individual, or goods on demonstration and/or for trial, and not subject to the first lien priority security interest in favor of Bank.

(b) Inventory not in new and/or salable condition, including but not limited to, damaged goods, goods used by Borrower and/or potential buyers, goods with missing components/parts and not in a whole condition.

(c) Inventory which has been held by Borrower more than n/a months without being sold and/or leased.

(d) Inventory representing work-in-process unless authorized by Bank pursuant to DD.02(b).

(e) Inventory deemed by Bank, at its sole discretion, to cause and/or represent unusual danger to the health and/or safety of individual(s) and/or the environment.

(f) Inventory which violates any federal law and/or laws of the city, county, or state where the goods are stored.

(g) Inventory of which Borrower is the legal owner but which is being stored and/or housed at a location other than the place of business of Borrower.

(h) Inventory deemed otherwise ineligible by Bank in its sole discretion.

(i) Inventory subject to a security interest, lien or other encumbrance in favor of any other Person.

Bank reserves the right, upon notice, in its sole discretion, to amend the terms of the Ineligible Inventory at any time.

DD.05. **Proceeds of Collateral and Application of Proceeds.** (Check either (b) or (c); and (a) if applicable.)

☐ (a) Borrower shall execute a Lockbox Agreement with Bank and shall notify, or cause to be notified, all Account Debtors to forward all remittances to the lockbox in accordance with such Lockbox Agreement. Customer shall pay all costs of such lockbox, including set up and administration thereof.

☐ (b) Borrower agrees to deposit all Proceeds of the Collateral in a Collateral Reserve Account at Bank.

☒ (c) Borrower Agrees to deposit all Proceeds of the Collateral in an Operating Account at Bank.

Borrower agrees that all Proceeds shall be applied as described in the Loan Documents (including the Asset-Based Sweep Services Attachment or the ABL Credit Line Sweep Services Agreement Attachment, if applicable). Bank reserves the right, in its sole discretion, to require Borrower to implement DD.05 (b) and/or DD.05 (A) immediately upon written notification from Bank.

DD.06. **Reporting / Exam.**

(a) Reporting. (Check all that apply)

Borrower shall provide the following reports, financial statements, list of Account Debtors and addresses and other report to Bank upon execution hereof and thereafter as indicated below:

Weekly	Annually	Month-End	
☐		☒	Loan Base Reports. Loan Base Reports, prepared as of the end of each reporting period. Unless otherwise agreed in writing by Bank, monthly Loan Base Reports are required for all loans covered by this Agreement no later than 15 days following each month-end. If weekly Loan Base Reports are also required, sales & cash receipts journals shall accompany each report. The information on which the weekly Loan Base Report is based (the "as of" date on the Loan Base Report form) shall be no more than three business days old when received by Bank.
		☒	Accounts Aging based upon invoice date by the fifteenth (15th) day of each month.
		☒	Inventory Report by the fifteenth (15th) day of each month.
		☐	Accounts Payable Aging by the fifteenth (15th) day of each month.
		☐	Financial Statements, which shall be due on the _____ day of each month.
	☒		A list of Account Debtors with current addresses.
☐	☐	☐	Other: _____

Borrower shall forward to Bank any of these reports at such other times as Bank may require them and/or any other reports deemed necessary by Bank in its discretion to monitor the Collateral for the Line of Credit. Notwithstanding any provision to the contrary, if any, in the Loan Agreement, the foregoing reporting requirements shall not be subject to notice of default by Bank, or right to cure by Borrower, it being expressly understood and agreed that timely receipt of same are material and fundamental to the Bank's administration and funding of the Line of Credit.

(b) Exam. From time to time, as deemed necessary by Bank in its sole discretion to monitor Collateral, Borrower hereby authorizes Bank or any agent or representative thereof to inspect, examine and verify the Accounts, Inventory, and Other Collateral, examine and make copies of and make abstracts from all the records and books of account of, and visit the properties of, Borrower, and to discuss the affairs, finances, and Collateral generally of Borrower with any of its respective owners, officers, directors, shareholders, members, or partners and Borrower's independent accountants and consultants. Without expense to Bank, Bank may use any of Borrower's personnel, equipment, including computer equipment, programs and computer readable media as deemed necessary by Bank to conduct such Exam.

DD.07. **Fees.**

(a) Borrower shall pay to Bank the sum of $n/a per n/a as a fee for the use of Bank's asset based lending services which shall be in addition to any fees or other charges for the treasury services of Bank. This fee may be changed by written notice to Borrower.

(b) Borrower shall pay to Bank for each Exam of Borrower, an examination fee of $n/a plus expense(s) such as, but not limited to, travel expense(s), specialized equipment needed to count and/or value goods pledged as Collateral to Bank, the use of outside firms to perform any Audit as deemed necessary by Bank in its sole discretion to monitor Collateral, with said reimbursement being represented by receipts and/or listing of expense(s) submitted to Borrower by Bank along with Bank's invoice for reimbursement. Bank reserves the right to change the examination fee upon notice to Borrower.

(c) Bank reserves the right to debit all Fees from the Operating Account of Borrower.

DD.08. **Events of Default.** In addition to those Events of Default appearing elsewhere in the Loan Agreement, each of the following shall constitute an additional Event of Default under the Loan Agreement:

(a) The refusal by Borrower to permit Bank to inspect, examine or verify the books and records in accordance with the Exam provisions of this Loan Agreement.

(b) Failure to execute a Lockbox Agreement and notify Account Debtors to remit payments to the Lockbox, if required by Bank.

(c) Failure to deposit checks or other remittances received in payment of Accounts into a Collateral Reserve Account at Bank, if required by Bank.

(d) If the outstanding principal balance under the Line of Credit plus the Reserves exceeds the Collateral Loan Value or the amount of the Line of Credit and Borrower fails immediately to prepay the Line of Credit by an amount sufficient to bring Borrower in compliance with this Schedule DD.

(e) If Borrower fails to comply with the Reporting requirements of DD.06(a).

(f) If Borrower fails to otherwise comply with any of the provisions of this Schedule "DD" or the Loan Agreement.

DD.09. **Other Provisions.**

(a) **Notice.** Any notice required to be given herein shall be effective when made and, notwithstanding any provisions in the Loan Agreement to the contrary, may be made by hand delivery, confirmed facsimile transmission, overnight courier, first class or certified mail return receipt requested.

(b) **Operating Account.** Notwithstanding any provision in the Loan Agreement to the contrary, Borrower shall establish and maintain its Operating Account with Bank during the term hereof.

(c) **Certain Events.** Upon execution hereof and with each borrowing made hereunder pursuant to the Loan Base Report, Borrower shall be deemed to certify to Bank that (i) no Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default; (ii) no material adverse change shall have occurred in the financial or operating condition or prospects of Borrower since the date of the Loan Agreement; (iii) all Loan Documents shall have remained in full force and effect; and (iv) the representations and warranties contained in the Loan Agreement shall be true and correct as of such date.

(d) **Electronic Transactions.** By separate written agreement, Borrower and Bank may agree to conduct transactions contemplated herein, including reporting, by electronic means.

(e) **Describe Any Other Provisions, or Delete.**

This agreement is made and entered into for the sole protection and benefit of Bank and Borrower, their successors and assigns, and no third person or persons shall have any right(s) to action hereon.

IN WITNESS WHEREOF, Borrower and Bank have executed this Schedule "DD" as of this date and have adopted as their respective seal the "seal" appearing beside or near their signatures below.

Borrower is a Partnership, Limited Liability Company, or Limited Liability Partnership:

WITNESS: [signature]

Riley Technologies LLC (SEAL)
Name of Partnership, LLC or LLP

By: [signature] (SEAL)
Robert W. Riley
General Partner or Manager

By: ______________________ (SEAL)
General Partner or Manager

By: ______________________ (SEAL)
General Partner or Manager

Additional Co-makers or Guarantors:

WITNESS: [signature] [signature]

[signature] (SEAL)
Robert W. Riley

[signature] (SEAL)
William F. Riley

______________________ (SEAL)

______________________ (SEAL)

WITNESS:

BRANCH BANKING AND TRUST COMPANY

By: [signature]
DJ Barnhart

Title: Banking Officer

BB&T

LOAN AGREEMENT

9511504438
Account Number

This Loan Agreement (the "Agreement") is made this 11th day of July, 2006 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation ("Bank"), and:

Riley Technologies LLC, an Indiana limited liability company ("Borrower") having its chief executive office at Speedway, IN and whose manager(s) is/are Robert W. Riley and William P. Riley.

Robert W. Riley and William P. Riley (individually "Guarantor" and collectively the "Guarantors").

The Borrower has applied to Bank for and the Bank has agreed to make, subject to the terms of this Agreement, the following loan(s) (hereinafter referred to, singularly or collectively, if more than one, as "Loan"):

Line of Credit ("Line of Credit") in the maximum principal amount not to exceed $800,000 at any one time outstanding for the purpose of seasonal expansion of current assets which shall be evidenced by the Borrower's Promissory Note dated on or after the date hereof which shall mature July 10, 2007, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. Prior to maturity or the occurrence of any Event of Default hereunder and subject to any Borrowing Base limitations, as applicable, the Borrower may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in any such Note evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

Additional terms, conditions and covenants of this Agreement are described in Schedule DD, or other schedule attached hereto, the terms of which are incorporated herein by reference. The promissory notes evidencing the Term Loan, the Line of Credit, and/or the Other Loan are referred to herein as the "Note(s)" and shall include all extensions, renewals, modifications and substitutions thereof. The [Term Loan, the Line of Credit, and/or the Other Loan] shall be secured by the collateral described in the security documents described below.

Section 1 Conditions Precedent

The Bank shall not be obligated to make any disbursement of Loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank's counsel in their sole discretion:

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver's license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act.

Note(s): The Note(s) evidencing the Loan(s) duly executed by the Borrower.

Security Agreement(s): Security Agreement(s) in which Borrower and any other owner (a "Debtor") of personal property collateral shall grant to Bank a first priority security interest in the personal property specified therein. (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrower must fully disclose to Bank any and all prior security interests, and Bank must specifically approve any such security interest which will continue during the Loan.)

Control Agreement: A Control Agreement pertaining to Deposit Accounts, Letter-of-Credit Rights and/or Electronic Chattel Paper, as required in connection with the Security Agreement(s).

UCC Financing Statements: Acknowledged copies of UCC Financing Statements duly filed in Borrower's or other owner's state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement(s), and certified copies of Information Requests identifying all previous financing statements on record for the Borrower or other owner, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement(s), unless prior approval has been given by the Bank.

Authorization and Certificate: An Authorization and Certificate executed by each Debtor under which such Debtor authorizes Bank to file a UCC Financing Statement describing collateral owned by such Debtor.

Guaranty: Guaranty Agreement(s) duly executed by the Guarantor(s).

Limited Liability Company Operating Agreement: A copy of the Borrower's Operating Agreement, certified by Borrower's manager(s) and/or members as to its completeness and accuracy.

Declaration of Limited Liability Company: A declaration or resolution from the Borrower's manager(s) authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Limited Liability Company Articles of Organization: A copy of the Articles of Organization and all other organizational documents of the Borrower, all filed with and certified by the Secretary of State of the Borrower's organization.

Additional Documents: Receipt by the Bank of other approvals, opinions, or documents as the Bank may reasonably request.

Section 2 Representations and Warranties

The Borrower and Guarantor(s) represent and warrant to Bank that:

2.01. **Financial Statements.** The balance sheet of the Borrower and its subsidiaries, if any, and the related Statements of Income and Retained Earnings of the Borrower and its subsidiaries, the accompanying footnotes together with the accountant's opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of the Borrower and its subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of the Borrower and its subsidiaries as stated therein has not changed materially and adversely since the date thereof. Each Guarantor further represents and warrants that all financial statements provided by such Guarantor to Bank concerning such Guarantor's financial condition are true and correct and fairly represent such Guarantor's financial condition as of the dates thereof.

2.02. **Name, Capacity and Standing.** The Borrower's exact legal name is correctly stated in the initial paragraph of the Agreement. If the Borrower and/or any Guarantor is a corporation, general partnership, limited partnership, limited liability partnership, or limited liability company, each warrants and represents that it is duly organized and validly existing under the laws of its respective state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.

2.03. **No Violation of Other Agreements.** The execution of the Loan Documents and the performance by the Borrower, by any and all pledgors (whether the Borrower or other owners of collateral property securing payment of the Loan (hereinafter sometimes referred to as the "Pledgor")) or by the Guarantor(s) thereunder will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any law, other agreement,

indenture, note, or other instrument binding upon the Borrower, Pledgor or Guarantor(s), or give cause for the acceleration of any of the respective obligations of the Borrower or Guarantor(s).

2.04. **Authority.** All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.

2.05. **Asset Ownership.** The Borrower and each Guarantor have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements. In addition, each other owner of collateral has good and marketable title to such collateral, free and clear of any liens, security interests and encumbrances, except as otherwise disclosed to Bank.

2.06. **Discharge of Liens and Taxes.** The Borrower and its subsidiaries, if any, and each Guarantor have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.

2.07. **Regulation U.** None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

2.08. **ERISA.** Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Borrower or by any subsidiary of the Borrower or Guarantor(s) meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no "Reportable Event" nor "Prohibited Transaction" (as defined by ERISA) has occurred with respect to any such plan.

2.09. **Litigation.** There is no claim, action, suit or proceeding pending, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of the Borrower or its subsidiaries, if any, or the Guarantor(s), or the ability of the Borrower or the Guarantor(s) to perform their obligations under the Loan Documents.

2.10. **Other Agreements.** The representations and warranties made by Borrower to Bank in the other Loan Documents are true and correct in all respects on the date hereof.

2.11. **Binding and Enforceable.** The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrower and Guarantors respectively, the execution of such Loan Documents has been duly authorized by the parties thereto, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally.

2.12. **Commercial Purpose.** The Loan(s) are not "consumer transactions", as defined in the North Carolina Uniform Commercial Code, and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.

Section 3 Affirmative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrower shall:

3.01. **Maintain Existence and Current Legal Form of Business.** (a) Maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, and, (c), as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.

3.02. **Maintain Records.** Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

3.03. **Maintain Properties.** Maintain, keep, and preserve all of its properties (tangible and intangible) including the collateral necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

3.04. **Conduct of Business.** Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.

3.05. **Maintain Insurance.** Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank, which insurance may provide for reasonable deductible(s). The Bank shall be named as loss payee (Long Form) on all policies which apply to the Bank's collateral, and the Borrower shall deliver certificates of insurance at closing evidencing same. All such insurance policies shall provide, and the certificates shall state, that no policy will be terminated without 20 days prior written notice to Bank.

3.06. **Comply With Laws.** Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws.

3.07. **Right of Inspection.** Permit the officers and authorized agents of the Bank, at any reasonable time or times in the Bank's sole discretion, to examine and make copies of the records and books of account of, to visit the properties of the Borrower, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of the Borrower, and the Borrower's independent accountant as the Bank deems necessary and proper.

3.08. **Reporting Requirements.** Furnish to the Bank:

Quarterly Financial Statements: As soon as available and not more than twenty (20) days after the end of each quarter, balance sheets, statements of income, cash flow, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied and certified as true and correct by an officer, general partner or manager (or member(s)) of the Borrower, as appropriate.

Annual Financial Statements: As soon as available and not more than one hundred twenty (120) days after the end of each fiscal year, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in the financial position, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or better: Compiled.

Loan Base Report: On or before the 15th day of each Month, a Loan Base Report in a form acceptable to Bank signed by the President, chief financial officer, general partner or manager (or members) of the Borrower, as appropriate.

Notice of Litigation: Promptly after the receipt by the Borrower, or by any Guarantor of which Borrower has knowledge, of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or Guarantor, as appropriate.

Tax Returns: As soon as available each year, complete copies (including all schedules) of all state and federal tax returns filed by Borrower.

Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver's license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

Other Information: Such other information as the Bank may from time to time reasonably request.

3.09. **Deposit Accounts.** Maintain substantially all of its demand deposit/operating accounts with the Bank.

3.10. **Affirmative Covenants from other Loan Documents.** All affirmative covenants contained in any Deed of Trust, Security Agreement, Assignment of Leases and Rents, or other security document executed by the Borrower which are described in paragraph 2 hereof are hereby incorporated by reference herein.

Section 4 Guarantor(s) Covenants

Each Guarantor covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Guarantor shall:

4.01. **Maintain Existence and Current Legal Form of Business.** If Guarantor is a corporation, partnership, limited partnership, limited liability partnership or limited liability company, (a) maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business as shown on the guaranty agreement provided by Guarantor to Bank in connection with the Loan, (c) without the Bank's prior written consent, change Guarantor's name, or enter into any merger, consolidation, reorganization or exchange of stock, ownership interests or assets, and (d) as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.

4.02 **Maintain Properties.** Not, without the prior written consent of Bank, sell, transfer or otherwise dispose of all or substantially all of Guarantor's properties (tangible and intangible), except in the ordinary course of business.

4.03. **Comply With Laws.** Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed or assessed upon Guarantor or upon Guarantor's property, and all Environmental Laws.

4.04. **Reporting Requirements.** Furnish to the Bank:

Annual Financial Statement(s): If Guarantor is an individual, a personal financial statement promptly after the anniversary date of the Loan, on form provided by the Bank and in such reasonable detail as the Bank may require; or, if Guarantor is a corporation, general partnership, limited partnership, limited liability partnership or limited liability company, as soon as available and not more than n/a (n/a) days after the end of each fiscal year of Guarantor, balance sheets, statements of income, and retained earnings for the period ended and a statement of changes in financial position, on form(s) to be provided by the Bank, all in reasonable detail, and all prepared in accordance with GAAP consistently applied; and, such financial statements must be of the following quality or better: n/a.

Notice of Litigation: Promptly after the receipt by Guarantor, or by Borrower of which Guarantor has knowledge, of notice of any action, suit, and proceeding before any court or governmental agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Guarantor or Borrower, as appropriate.

4.05. **Transfer of Ownership.** Not, without the prior written consent of the Bank: If Guarantor is a corporation, (a) issue, transfer or sell any new class of stock, or (b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock, more than 10% of the total number of all such issued and outstanding shares as of the date of this Agreement: or, if Guarantor is a general partnership, limited partnership, limited liability partnership or limited liability company, issue, transfer or sell any interest in Guarantor.

4.06. **Tax Returns:** As soon as available each year, furnish complete copies (including all schedules) of all state and federal tax returns filed by Guarantor.

4.07 **Other Information:** Furnish such other information as the Bank may from time to time reasonably request.

Section 5 Financial Covenants

The Borrower covenants and agrees that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, the Borrower shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:

Cash Flow Coverage. Minimum of 1.20 times Debt Service. Cash Flow is defined as net profit after taxes, plus depreciation and amortization and interest minus owner withdrawals and dividends and advances to stockholders. Debt Service is defined as current maturities of long term debt plus interest expense.

Section 6 Negative Covenants

The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, the Borrower shall not, without the prior written consent of the Bank:

6.01. **Liens.** Create, incur, assume, or suffer to exist any lien upon or with respect to any of Borrower's properties, or the properties of any Pledgor securing payment of the Loan, now owned or hereafter acquired, except:

(a) Liens and security interests in favor of the Bank;
(b) Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;
(c) Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;
(d) Liens on n/a securing an obligation to n/a not to exceed $n/a, or described on Schedule "n/a" attached hereto;
(e) purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.

6.02. **Debt.** Create, incur, assume, or suffer to exist any debt, except:

(a) Debt to the Bank;
(b) Debt outstanding on the date hereof and shown on the most recent financial statements submitted to the Bank;
(c) Accounts payable to trade creditors incurred in the ordinary course of business;
(d) Debt secured by purchase money security interests as outlined above in Section 6.01 (e);
(e) Additional debt not to exceed $n/a in the aggregate at any time.

6.03. **Capital Expenditures.** Expenditures for fixed assets in any fiscal year shall not exceed in the aggregate the sum of $n/a.

6.04. **Change of Legal Form of Business; Purchase of Assets.** Change Borrower's name or the legal form of Borrower's business as shown above, whether by merger, consolidation, conversion or otherwise, and Borrower shall not purchase all or substantially all of the assets or business of any Person.

6.05. **Leases.** Create, incur, assume, or suffer to exist any leases, except:

(a) Leases outstanding on the date hereof and showing on the most recent financial statement submitted to the Bank;
(b) Operating Leases for machinery and equipment which do not in the aggregate require payments in excess of $n/a in any fiscal year of the Borrower.

6.06. **Dividends or Distributions; Acquisition of Capital Stock or Other Ownership Interests.** Declare or pay any dividends or distributions of any kind, or purchase or redeem, retire, or otherwise acquire any of Borrower's capital stock or other ownership interests, now or hereafter outstanding, in excess of $n/a in any fiscal year of the Borrower.

6.07. **Salaries.** Salaries and any other cash compensation to owners/officers/partners/managers shall be limited as follows: n/a.

6.08. **Guaranties.** Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

6.09. **Loans.** Loans to directors, officers, partners, members, shareholders, subsidiaries and affiliates shall be limited as follows: n/a

6.10. **Disposition of Assets.** Sell, lease, or otherwise dispose of any of its assets or properties except in the ordinary and usual course of its business.

6.11. **Transfer of Ownership**. If Borrower is a corporation, (a) issue, transfer or sell any new class of stock, or (b) issue, transfer or sell, in the aggregate, from its treasury stock and/or currently authorized but unissued shares of any class of stock, more than 10% of the total number of all such issued and outstanding shares as of the date of this Agreement. If Borrower is a general partnership, limited partnership, limited liability partnership or limited liability company, issue, transfer or sell any interest in Borrower.

6.12. **Negative Covenants from other Loan Documents.** All negative covenants contained in any Deed of Trust, Security Agreement, Assignment of Leases or Rents, or other security document executed by the Borrower which are described in paragraph 2 hereof are hereby incorporated by reference herein.

Section 7 Hazardous Materials and Compliance with Environmental Laws

7.01. **Investigation**. Borrower hereby certifies that it has exercised due diligence to ascertain whether its real property, including without limitation the Mortgaged Property, is or has been affected by the presence of asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials (collectively, "Hazardous Materials"), as defined in applicable Environmental Laws. Borrower represents and warrants that there are no such Hazardous Materials contaminating its real property, nor have any such materials been released on or stored on or improperly disposed of on its real property during its ownership, occupancy or operation thereof. Borrower hereby agrees that, except in strict compliance with applicable Environmental Laws, it shall not knowingly permit any release, storage or contamination as long as any indebtedness or obligations to Bank under the Loan Documents remains unpaid or unfulfilled. In addition, Borrower does not have or use any underground storage tanks on any of its real property, including the Mortgaged Property which are not registered with the appropriate Federal and/or State agencies and which are not properly equipped and maintained in accordance with all Environmental Laws. If requested by Bank, Borrower shall provide Bank with all necessary and reasonable assistance required for purposes of determining the existence of Hazardous Materials on the Mortgaged Property, including allowing Bank access to the Mortgaged Property, and access to Borrower's employees having knowledge of, and to files and records within Borrower's control relating to the existence, storage, or release of Hazardous Materials on the Mortgaged Property.

7.02. **Compliance**. Borrower agrees to comply with all applicable Environmental Laws, including, without limitation, all those relating to Hazardous Materials. Borrower further agrees to provide Bank, and all appropriate Federal and State authorities, with immediate notice in writing of any release of Hazardous Materials on the Mortgaged Property and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release.

7.03. **Remedial Action.** Bank shall have the right, but not the obligation, to undertake all or any part of such remedial action in the event of a release of Hazardous Materials on the Mortgaged Property and to add any expenditures so made to the principal indebtedness secured by the Deed(s) of Trust. Borrower agrees to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants, and obligations contained in this Section 7, or resulting from the recording of the Deed(s) of Trust.

Section 8 Events of Default

The following shall be "Events of Default" by Borrower or any Guarantor:

8.01. The failure to make prompt payment of any installment of principal or interest on any of the Note(s) when due or payable.

8.02. Should any representation or warranty made in the Loan Documents prove to be false or misleading in any material respect.

8.03. Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false or misleading in any material respect.

8.04. Should the Borrower or any Guarantor default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.

8.05. Should the Borrower, any Guarantor or any Pledgor breach any covenant, condition, or agreement made under any of the Loan Documents.

8.06. Should a custodian be appointed for or take possession of any or all of the assets of the Borrower or any Guarantor, or should the Borrower or any Guarantor either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve the Borrower or any Guarantor, any proceeding to have a receiver appointed, or should the Borrower or any Guarantor make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower's or any Guarantor's assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 30 days.

8.07. Should final judgment for the payment of money be rendered against the Borrower or any Guarantor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.

8.08. Upon the death of, or termination of existence of, or dissolution of, any Borrower, Pledgor or Guarantor.

8.09. Should the Bank in good faith deem itself, its liens and security interests, if any, or any debt thereunder unsafe or insecure, or should the Bank believe in good faith that the prospect of payment of any debt or other performance by the Borrower or any Guarantor is impaired.

8.10. Should any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unperfected or invalid for any reason.

Section 9 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, the Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

9.01. Declare the balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower and each Guarantor, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;

9.02. Require the Borrower or Guarantor(s) to pledge additional collateral to the Bank from the Borrower's or any Guarantor's assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank's sole discretion;

9.03. Take immediate possession of and foreclose upon any or all collateral which may be granted to the Bank as security for the indebtedness and obligations of Borrower or any Guarantor under the Loan Documents;

9.04. Exercise any and all other rights and remedies available to the Bank under the terms of the Loan Documents and applicable law, including the North Carolina Uniform Commercial Code;

9.05. Any obligation of the Bank to advance funds to the Borrower or any other Person under the terms of under the Note(s) and all other obligations, if any, of the Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.

Section 10 Miscellaneous Provisions

10.01. **Definitions.**

"**Availability**" shall mean the lesser of (i) $800,000 or (ii) the Collateral Loan Value shown on the Loan Base Report furnished by Borrower to Bank on or before the 15th day of each Month as long as this Agreement shall remain in force. The percentages of acceptable collateral, as defined by Bank, which will be used to determine the Collateral Loan Value, shall be the following (unless otherwise set forth in Schedule DD and/or DD-IFA hereto): Eligible Inventory - 40%; Eligible Accounts - 75%; Insured Foreign Accounts - n/a %

LOAN AGREEMENT

"Default Rate" shall mean a rate of interest equal to Bank's Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank's sole discretion, to all sums owing, including principal and interest, on such date.

"Environmental Laws" shall mean all federal and state laws and regulations which affect or may affect the Mortgaged Property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Sedimentation Pollution Control Act (N.C.G.S. Sections 113A-5 et seq.), the Hazardous Chemicals Right to Know Act (N.C.G.S. Sections 95-173 et. seq.), the Oil Pollution and Hazardous Substances Control Act (N.C.G.S. Sections 143-215.75 et seq.), the North Carolina Solid Waste Management Act (N.C.G.S. Sections 130A-290 et seq.), and the Coastal Area Management Act (N.C.G.S. Sections 113-a-119 et seq.), as such laws or regulations have been amended or may be amended.

"Loan Documents" shall mean this Agreement including any schedule attached hereto, the Note(s), the Deed(s) of Trust, the Mortgage(s), the Security Agreement(s), the Assignment(s) of Leases and Rents, all UCC Financing Statements, the Guaranty Agreement(s), and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.

"Person" shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

"GAAP" shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.

"Prime Rate" shall mean the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by the Bank when extending credit, and may not necessarily be the Bank's lowest lending rate.

10.02. **Non-Impairment.** If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

10.03. **Applicable Law.** The Loan Documents shall be construed in accordance with and governed by the laws of the State of North Carolina.

10.04. **Waiver.** Neither the failure or any delay on the part of the Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.

10.05. **Modification.** No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrower and Bank.

10.06. **Payment Amount Adjustment.** In the event that any Loan(s) referenced herein has a variable (floating) interest rate and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrower's payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan(s) to be repaid within the same period of time as originally agreed upon.

10.07 **Stamps and Fees.** The Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and the Borrower and Guarantor agree to indemnify and hold harmless the Bank against any and all liability in respect thereof.

10.08. **Attorneys' Fees.** In the event the Borrower or any Pledgor or Guarantor shall default in any of its obligations hereunder and the Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrower to the Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrower and Guarantors agree to pay the reasonable attorneys' fees of the Bank and all related costs of collection or enforcement that may be incurred by the Bank. The Borrower and Guarantor shall be liable for such attorneys' fees and costs whether or not any suit or proceeding is actually commenced.

10.09. **Bank Making Required Payments.** In the event Borrower shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrower is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments or expenditures.

10.10. **Right of Offset.** Any indebtedness owing from Bank to Borrower may be set off and applied by Bank on any indebtedness or liability of Borrower to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrower. Bank may sell participations in or make assignments of any Loan made under this Agreement, and Borrower agrees that any such participant or assignee shall have the same right of setoff as is granted to the Bank herein.

10.11. **UCC Authorization.** Borrower authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank.

10.12. **Modification and Renewal Fees.** Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note(s) permitted by N.C.G.S.§ 24.1.1 in North Carolina, and as otherwise permitted by law if Borrower is located in another state.

10.13. **Conflicting Provisions.** If provisions of this Agreement shall conflict with any terms or provisions of any of the Note(s) or Security Agreement(s), the provisions of such Note(s) or Security Agreement(s), as appropriate, shall take priority over any provisions in this Agreement.

10.14. **Notices.** Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of the Bank at its offices in Mooresville, North Carolina, and to the Vice President of the Borrower at its offices in Speedway, Indiana when sent by certified mail and return receipt requested.

10.15. **Consent to Jurisdiction.** Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the Superior Court in Forsyth County, North Carolina, in the United States District Court for the Middle District of North Carolina, or in such other appropriate court and venue as Bank may choose in its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings.

10.16. **Counterparts.** This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.17. **Entire Agreement.** The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loans, and there are no oral or parol agreements existing between Bank and Borrower with respect to the Loans which are not expressly set forth in the Loan Documents.

[SIGNATURES ON FOLLOWING PAGE]

BB&T

LOAN AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the Bank, Borrower and Guarantor(s) have caused this Agreement to be duly executed under seal all as of the date first above written.

Borrower is a General Partnership, Limited Partnership, Limited Liability Partnership, or Limited Liability Company:

WITNESS:

Riley Technologies LLC (SEAL)
Name of Partnership, LLC or LLP

By: ______________________ (SEAL)
Robert W. Riley
General Partner or Manager

By: ______________________ (SEAL)
Enter Name
General Partner or Manager

By: ______________________ (SEAL)
Enter Name
General Partner or Manager

Additional Co-Borrowers or Guarantors:

WITNESS:

______________________ (SEAL)
Robert W. Riley

______________________ (SEAL)
William F. Riley

______________________ (SEAL)
Enter Name

______________________ (SEAL)
Enter Name

WITNESS:

BRANCH BANKING AND TRUST COMPANY

By: ______________________
Ed Barksdale

Title: Banking Officer

Borrower: RILEY TECHNOLOGIES LLC

Account Number: 9511504438 — Note Number: 00001

Address: 1200 NORTH MAIN ST, SPEEDWAY, IN 46224-0000

BB&T

MOORESVILLE, North Carolina

Date: July 11, 2006

PROMISSORY NOTE

THE UNDERSIGNED REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES AND NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES. For value received, the undersigned, jointly and severally, if more than one, promises to pay to **BRANCH BANKING AND TRUST COMPANY**, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city (or such other place or places as may be hereafter designated by Bank), the sum of EIGHT HUNDRED THOUSAND DOLLARS & 00/100 Dollars ($ 800,000.00), in immediately available coin or currency of the United States of America.

[ ] Borrower shall pay a prepayment penalty as set forth in the Prepayment Penalty Addendum attached hereto.

Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:

[ ] Fixed rate of ______ % per annum.

[X] Variable rate of the Bank's Prime Rate plus 0.250 % per annum to be adjusted Daily as the Bank's Prime Rate changes. If checked here [ ], the interest rate will not exceed a(n) [ ] fixed [ ] average maximum rate of ______ % or a [ ] floating maximum rate of the greater of ______ % or the Bank's Prime Rate; and the interest rate will not decrease below a fixed minimum rate of ______ %. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: [ ] when Note is repaid in full by Borrower [ ] annually beginning on ______.

[ ] Fixed rate of ______ % per annum through ______ which automatically converts on ______ to a variable rate equal to the Bank's Prime Rate plus ______ % per annum which shall be adjusted ______ as such Prime Rate changes.

[ ] ______

Principal and interest are payable as follows

[X] Principal (plus any accrued interest not otherwise scheduled herein) / [ ] Principal plus accrued interest — is due in full at maturity on 07/10/2007.

[ ] Payable in consecutive ______ installments of [ ] Principal / [ ] Principal and interest — commencing on ______ and continued on the same day of each calendar period thereafter, in ______ equal payments of $ ______, with one final payment of all remaining principal and accrued interest due on ______.

[ ] ChoiceLine Payment Option: 2% of outstanding balance is payable monthly commencing on ______ and continuing on the same day of each month thereafter, with one final payment of all remaining principal and accrued interest due on ______.

[X] Accrued interest is payable Monthly commencing on August 10, 2006 and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on July 10, 2007.

[ ] Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder ______ on ______ and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than ______ months from the date of this Note. Borrower understands the payment may increase if interest rates increase.

[X] Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Loan Agreement, hereinafter defined.

[ ] ______

[ ] Borrower hereby authorizes Bank to automatically draft from its demand deposit or savings account(s) with Bank or other bank, any payment(s) due under this Note on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

The undersigned shall pay to Bank a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. When any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as the interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.

This note ("NOTE") is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Bank:

Deed(s) of Trust / Mortgage(s) granted in favor of Bank as beneficiary / mortgagee:

[ ] dated ______ in the maximum principal amount of $ ______

granted by ______

[ ] dated ______ in the maximum principal amount of $ ______

granted by ______

ACCOUNT# / NOTE#
9511504438 00001

Borrower: RILEY TECHNOLOGIES LLC

Account Number: 9511504438

Note Number: 00001

Address: 1200 NORTH MAIN ST
SPEEDWAY, IN 46224-0000

BB&T

MOORESVILLE, North Carolina

Date: July 11, 2006

PROMISSORY NOTE

THE UNDERSIGNED REPRESENTS THAT THE LOAN EVIDENCED HEREBY IS BEING OBTAINED FOR BUSINESS/COMMERCIAL OR AGRICULTURAL PURPOSES AND NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES. For value received, the undersigned, jointly and severally, if more than one, promises to pay to **BRANCH BANKING AND TRUST COMPANY**, a North Carolina banking corporation (the "Bank"), or order, at any of Bank's offices in the above referenced city (or such other place or places as may be hereafter designated by Bank), the sum of EIGHT HUNDRED THOUSAND DOLLARS & 00/100 Dollars ($ 800,000.00), in immediately available coin or currency of the United States of America.

☐ Borrower shall pay a prepayment penalty as set forth in the Prepayment Penalty Addendum attached hereto.

Interest shall accrue from the date hereof on the unpaid principal balance outstanding from time to time at the:

☐ Fixed rate of ______ % per annum.

☒ Variable rate of the Bank's Prime Rate plus 0.250 % per annum to be adjusted Daily as the Bank's Prime Rate changes. If checked here ☐, the interest rate will not exceed a(n) ☐ fixed ☐ average maximum rate of ______ % or a ☐ floating maximum rate of the greater of ______ % or the Bank's Prime Rate; and the interest rate will not decrease below a fixed minimum rate of ______ %. If an average maximum rate is specified, a determination of any required reimbursement of interest by Bank will be made: ☐ when Note is repaid in full by Borrower ☐ annually beginning on ______

☐ Fixed rate of ______ % per annum through ______ which automatically converts on ______ to a variable rate equal to the Bank's Prime Rate plus ______ % per annum which shall be adjusted ______ as such Prime Rate changes.

☐ ______

Principal and interest are payable as follows

☒ Principal (plus any accrued interest not otherwise scheduled herein)
☐ Principal plus accrued interest
} is due in full at maturity on 07/10/2007.

☐ Payable in consecutive ______ installments of ☐ Principal ☐ Principal and interest } commencing on ______ and continued on the same day of each calendar period thereafter, in ______ equal payments of $ ______, with one final payment of all remaining principal and accrued interest due on ______.

☐ ChoiceLine Payment Option: 2% of outstanding balance is payable monthly commencing on ______ and continuing on the same day of each month thereafter, with one final payment of all remaining principal and accrued interest due on ______.

☒ Accrued interest is payable Monthly commencing on August 10, 2006 and continuing on the same day of each calendar period thereafter, with one final payment of all remaining interest due on July 10, 2007.

☐ Bank reserves the right in its sole discretion to adjust the fixed payment due hereunder ______ on ______ and continuing on the same day of each calendar period thereafter, in order to maintain an amortization period of no more than ______ months from the date of this Note. Borrower understands the payment may increase if interest rates increase.

☒ Prior to an event of default, Borrower may borrow, repay, and reborrow hereunder pursuant to the terms of the Loan Agreement, hereinafter defined.

☐ ______

☐ Borrower hereby authorizes Bank to automatically draft from its demand deposit or savings account(s) with Bank or other bank, any payment(s) due under this Note on the date(s) due. Borrower shall provide appropriate account number(s) for account(s) at Bank or other bank.

The undersigned shall pay to Bank a late fee in the amount of four percent (4%) of any installment past due for fifteen (15) or more days. When any installment payment is past due for fifteen (15) or more days, subsequent payments shall first be applied to the past due balance. In addition, the undersigned shall pay to Bank a returned payment fee if the undersigned or any other obligor hereon makes any payment at any time by check or other instrument, or by any electronic means, which is returned to Bank because of nonpayment due to nonsufficient funds.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. In the event periodic accruals of interest shall exceed any periodic fixed payment amount described above, the fixed payment amount shall be immediately increased, or additional supplemental interest payments required on the same periodic basis as specified above (increased fixed payments or supplemental payments to be determined in the Bank's sole discretion), in such amounts and at such times as shall be necessary to pay all accruals of interest for the period and all accruals of unpaid interest from previous periods. Such adjustments to the fixed payment amount or supplemental payments shall remain in effect for so long as the interest accruals shall exceed the original fixed payment amount and shall be further adjusted upward or downward to reflect changes in the variable interest rate; provided that unless elected otherwise above, the fixed payment amount shall not be reduced below the original fixed payment amount. However, Bank shall have the right, in its sole discretion, to lower the fixed payment amount below the original payment amount.

This note ("NOTE") is given by the undersigned in connection with the following agreements (if any) between the undersigned and the Bank:

Deed(s) of Trust / Mortgage(s) granted in favor of Bank as beneficiary / mortgagee:

☐ dated ______ in the maximum principal amount of $ ______
granted by ______

☐ dated ______ in the maximum principal amount of $ ______
granted by ______

ACCOUNT# / NOTE#
9511504438 00001

The term "Prime Rate," if used herein, means the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate. The Prime Rate is one of several rate indexes employed by the Bank when extending credit, and not necessarily the lowest rate. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall become effective as of the opening of business on the effective date of the change. If this Note is placed with an attorney for collection, the undersigned agrees to pay, in addition to principal, interest and late fees, if any, all costs of collection, including but not limited to reasonable attorneys' fees. All obligations of the undersigned and of any Obligor shall bind his heirs, executors, administrators, successors, and/or assigns. Use of the masculine pronoun herein shall include the feminine and the neuter, and also the plural. If more than one party shall execute this Note, the term "undersigned" as used herein shall mean all the parties signing this Note and each of them, and all such parties shall be jointly and severally obligated hereunder. Wherever possible, each provision of this Note shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the undersigned hereby waive all exemptions and homestead laws. The proceeds of the loan evidenced by this Note may be paid to any one or more of the undersigned.

From time to time the maturity date of this Note may be extended, or this Note may be renewed in whole or in part, or a new note of different form may be substituted for this Note, or the rate of interest may be modified, or changes may be made in consideration of loan extensions, and the holder hereof, from time to time may waive or surrender, either in whole or in part any rights, guaranties, secured interest, or liens, given for the benefit of the holder in connection with the payment and the securing the payment of this Note; but no such occurrence shall in any manner affect, limit, modify, or otherwise impair any rights, guaranties or security of the holder not specifically waived, released, or surrendered in writing, nor shall the undersigned, or any obligor, either primarily or contingently, be released by reason of the occurrence of any such event. The holder hereof, from time to time, shall have the unlimited right to release any person who might be liable hereon, and such release shall not affect or discharge the liability of any other person who is or might be liable hereon. No waivers and modifications shall be valid unless in writing and signed by the Bank. The Bank may, at its option, charge any fees for the modification, renewal, extension, or amendment of any of the terms of the Note permitted by N.C.G.S.§ 24-1.1. In case of a conflict between the terms of this Note and the Loan Agreement or Commitment Letter issued in connection herewith, the priority of controlling terms shall be first this Note, then the Loan Agreement, and then the Commitment Letter. This Note shall be governed by and construed in accordance with the laws of North Carolina.

(SIGNATURES ON FOLLOWING PAGE)

BB&T

PROMISSORY NOTE SIGNATURE PAGE

Borrower: RILEY TECHNOLOGIES LLC

Account Number: 9511504438 | Note Number: 00001

Note Amount: $ 800,000.00 | Date: 07/31/2006

Notice of Right to Copy of Appraisal: If a 1-4 family residential dwelling is pledged as collateral for this Note, you, the undersigned, have a right to a copy of the real estate appraisal report used in connection with your application for credit. If you wish to receive a copy, please notify in writing the branch office where you applied for credit. You must forward your request to the Bank no later than 90 days after the date of this Note. In your request letter, please provide your name, mailing address, appraised property address, the date of this Note, and the Account and Note Numbers shown on the front of this Note.

IN WITNESS WHEREOF, the undersigned, on the day and year first written above, has caused this note to be executed under seal.

If Borrower is a Corporation:

WITNESS: ______________________

______________________ NAME OF CORPORATION

By: ______________________ (SEAL)

Title: ______________________

____

By: ______________________ (SEAL)

Title: ______________________

If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership or Limited Liability Limited Partnership:

WITNESS: [signature]

RILEY TECHNOLOGIES LLC
NAME OF PARTNERSHIP, LLC, LLP OR LLLP

By: [signature] (SEAL)
GENERAL PARTNER OR MANAGER

By: ______________________ (SEAL)
GENERAL PARTNER OR MANAGER

By: ______________________ (SEAL)
GENERAL PARTNER OR MANAGER

If Borrower is an Individual

WITNESS: ______________________ ______________________ (SEAL)

Additional Co-makers

WITNESS:

______________________ ______________________ (SEAL)

______________________ ______________________ (SEAL)

______________________ ______________________ (SEAL)

______________________ ______________________ (SEAL)